UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): December 12, 2025

Commission File Number 001-33666

ARCHROCK, INC.

(Exact name of registrant as specified in its charter)

Delaware	74-3204509
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

9807 Katy Freeway, Suite 100, Houston, TX 77024
(Address of principal executive offices, zip code)

(281) 836-8000
Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common stock, $0.01 par value per share	AROC	New York Stock Exchange
NYSE Texas

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b- 2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01Entry into a Material Definitive Agreement.

On December 12, 2025, Archrock, Inc. (“we” or “us”), Archrock Partners Operating LLC, Archrock Services, L.P. (“ASLP” and, together with Archrock Partners Operating LLC, the “Borrowers” and each, a “Borrower”) and certain of our subsidiaries entered into a Third Amendment to Amended and Restated Credit Agreement (the “Third Amendment”) with JPMorgan Chase Bank, N.A., as administrative agent (in such capacity, the “Administrative Agent”), and certain financial institutions as lenders. The Third Amendment amends the Amended and Restated Credit Agreement, dated as of May 16, 2023, among us, the Borrowers, certain of our subsidiaries, the Administrative Agent and certain financial institutions as lenders or issuing banks (as in effect prior to the Third Amendment, the “Existing Credit Agreement”), which governs our senior secured asset-based revolving credit facility (the “Credit Facility”).

The Third Amendment amends the Existing Credit Agreement to, among other things, (i) remove the 0.10% per annum credit spread adjustment that was previously included in the calculation of Adjusted Daily Simple SOFR, the Adjusted REVSOFR30 Rate and Adjusted Term SOFR (each as defined in the Existing Credit Agreement) applicable to all interest periods applicable to the loans made under the Credit Facility, (ii) decrease the applicable margin for all borrowings by 0.25% per annum such that the applicable margin for borrowings varies (A) in the case of Term SOFR loans, from 1.75% to 2.50% per annum and (B) in the case of Base Rate loans, from 0.75% to 1.50% per annum (such margin determined based on a total leverage ratio pricing grid) and (iii) decrease the commitment fee payable on the daily unused amount of the Credit Facility from 0.375% per annum to 0.25% per annum when less than 50% of the Credit Facility is utilized.

The foregoing summary of the Third Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Third Amendment, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 2.03Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The description of the Third Amendment contained in Item 1.01 in this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 9.01Financial Statements and Exhibits.

The Third Amendment has been filed to provide investors with information regarding its terms. The agreement is not intended to provide any other information about us or our business or operations. In particular, the representations, warranties, and covenants contained in the agreement were made only for purposes of such agreement and, in certain circumstances, as of specific dates, and were solely for the benefit of the parties to the agreement. The assertions embodied in any representations, warranties, and covenants contained in the agreement may be subject to qualifications with respect to knowledge and materiality different from those applicable to investors and may be qualified by information in confidential disclosure schedules not included with the exhibits. These disclosure schedules may contain information that modifies, qualifies and creates exceptions to the representations, warranties and covenants set forth in the agreement. Moreover, certain representations, warranties, and covenants in the agreement may have been used for the purpose of allocating risk between parties, rather than establishing matters as facts. In addition, information concerning the subject matter of the representations, warranties and covenants may have changed after the date of the agreement, which subsequent information may or may not be fully reflected in our public disclosures. Accordingly, investors should not rely on the representations, warranties and covenants in the agreement as characterizations of the actual state of facts about us or our business or operations on the date hereof.

Exhibit No.	Description
10.1

Third Amendment to Amended and Restated Credit Agreement, dated as of December 12, 2025, by and among Archrock, Inc., Archrock Partners Operating LLC, Archrock Services, L.P., the other Loan Parties thereto, the Lenders thereto, the Issuing Banks thereto and JPMorgan Chase Bank, N.A., as the Administrative Agent.

104	Cover Page Interactive Data File, formatted in Inline XBRL

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARCHROCK, INC.

By:	/s/ Stephanie C. Hildebrandt
Stephanie C. Hildebrandt
Senior Vice President, General Counsel and Secretary

December 12, 2025

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